Exhibit 4.12


                         REGISTRATION RIGHTS UNDERTAKING


            This Registration Rights Undertaking is made and entered into as of June 22, 2004, by Internet Commerce Corporation, a Delaware corporation (the "Company"), in favor of the shareholders (the "Shareholders") of Electronic Commerce Systems, Inc., a Georgia corporation ("ECS"), set forth in Section 3.3 of the Disclosure Schedule to the Merger Agreement (as defined in the next paragraph).

            WHEREAS, the Company, ICC Acquisition Corporation, Inc., a Georgia corporation, all of whose capital stock is owned directly by the Company, ECS and the Persons listed on the signature pages thereto have entered into an Agreement and Plan of Merger dated as of May 24, 2004 (the "Merger Agreement") whereby the Company will acquire ECS by merger (the "Merger") and will issue the Registrable Securities to the Shareholders;

            NOW, THEREFORE, in consideration of the premises and covenants and obligations hereinafter set forth, and to induce ECS and the Shareholders to consummate the Merger, the Company, intending to be legally bound, hereby agrees as follows.

            Section 1. Definitions. As used in this Undertaking, the following terms shall have the following meanings:

            "Affiliate" of any Person means any other Person who either, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Business Day" shall mean any day which is not a Saturday or Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

            "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

            "Delay Notice" shall have the meaning set forth in Section 6(b) hereof.

            "Material Development Condition" shall have the meaning set forth in
Section 6(b) hereof.

            "Merger Agreement" shall have the meaning set forth in the recitals to this Undertaking.

            "Merger Registration" shall have the meaning set forth in Section 3(a) hereof.

            "Merger Registration Period" shall have the meaning set forth in
Section 3(a) hereof.

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            "Other Holders" shall have the meaning set forth in Section 3(b)
hereof.

            "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof or any other similar entity.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

            "Registrable Securities" shall mean the shares of Common Stock issued to the Shareholders by the Company pursuant to the Merger Agreement and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution or otherwise in respect of such Common Stock.

            "Registration Expenses" shall have the meaning set forth in Section 7 hereof.

            "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Undertaking, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

            "Requesting Securityholder" shall have the meaning set forth in
Section 4 hereof.

            "Restricted Securities" shall have the meaning set forth in Section 2 hereof.

            "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "SEC" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations of the SEC thereunder, as the same are in effect from time to time.


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            "Underwritten Offering" shall mean an offering registered under the
Securities Act in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

            Other capitalized terms not defined herein shall have the meaning given such terms in the Merger Agreement.

            Section 2. Securities Subject to this Undertaking. The securities entitled to the benefits of this Undertaking are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a Restricted Security is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not been distributed by the Shareholders pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff have taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

            Section 3. Merger Registrations.

            (a) Merger Registration. The Company shall use its commercially reasonable efforts (i) to file no later than the later of (x) the earlier of (i) ten (10) Business Days after the completion of the audited financial statements of the Company for the year ended December 31, 2003, and the execution of the auditors report with respect thereto, and (ii) seventy-five (75) days after the Effective Time of the Merger, and (y) ten (10) Business Days after the Company receives all information from the Shareholders which it deems reasonably necessary to file (provided the Company requests such information in writing not more than thirty (30) days after the Effective Time of the Merger), and use its reasonable commercial efforts to cause to become effective within one hundred and twenty (120) days after filing, a Registration Statement on Form S-3 (or any successor form) covering the resale of all of the Registrable Securities, and
(ii) to cause such Registration Statement to remain effective for the period (the "Merger Registration Period") ending on the earlier of (x) one year after the Effective Time of the Merger, and (y) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed (the "Merger Registration").

            (b) Inclusion of Other Securities. The Company and any other holder of the Company's securities who has registration rights ("Other Holders") may include its securities in the Merger Registration effected pursuant to this
Section 3; provided, however, that if any managing underwriter of any such Merger Registration which is an Underwritten Offering advises the Shareholders that the total number of securities which the Shareholders and the Company or such Other Holders propose to include in such registration is sufficiently large to adversely affect the success of such Underwritten Offering, then the number of securities to be offered for the account of the Company or any Other Holders shall be reduced pro rata, based upon the aggregate number of securities to be offered by the Company and the Other Holders, to


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

the extent necessary before the number of Registrable Securities offered by the Shareholders is so reduced.

            Section 4. Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to its Common Stock, whether (i) for its own account (other than a registration statement on Forms S-4 or S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, (B) a dividend reinvestment plan, or (C) a "shelf" registration pursuant to Rule 415 under the Securities Act) or (ii) for the account of an Other Holder or Other Holders that have a right to request such registration (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to the Shareholders at least ten (10) Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Shareholders the opportunity to have any or all of the Registrable Securities held by the Shareholders included in such registration statement. If the Shareholders desire to have their Registrable Securities registered under this Section 4 they shall so advise the Company in writing within ten (10) Business Days after the date of receipt of such notice (which requests shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if any managing underwriter of any such proposed public offering that is an Underwritten Offering advises the Company that the total number of securities which the Company, the Requesting Securityholders, the Shareholders and any other Persons intended to be included in such proposed Underwritten Offering is sufficiently large to adversely affect the success of such proposed public offering, then the number of securities to be offered for the accounts of the Shareholders and all other Persons (other than the Company and the Requesting Securityholders) shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Shareholders and all Other Persons (other than the Company and the Requesting Securityholders), to the extent necessary to reduce the total number of securities to be included in such proposed Underwritten Offering to the number recommended by such managing underwriter before the number of securities offered by the Company or any Requesting Securityholder is so reduced. Anything to the contrary in this Undertaking notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without any obligation or liability to any Shareholder.

            Section 5. Registration Procedures.

            (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable, Section 4 hereof, the Company will:

                (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the Merger Registration Period, provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement or otherwise,


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

      and provided, further, that as soon as reasonably practicable, but in no event later than five (5) Business Days before filing such Registration Statement, the Company shall furnish to the Shareholders and each managing underwriter, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of Shareholders and each managing underwriter and their respective counsel;

                (ii) notify the Shareholders and each managing underwriter, if any, and their respective counsel, promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any Registration Statement, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                (iii) if reasonably requested by any managing underwriter or the Shareholders, promptly incorporate in a Prospectus supplement or post-effective amendment such information as any managing underwriter and the Shareholders agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                (iv) furnish to the Shareholders and each managing underwriter, if any, and their respective counsel, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                (v) deliver to the Shareholders and each managing underwriters, if any, and their respective counsel, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                (vi) use commercially reasonable efforts to register or qualify or cooperate with the Shareholders, each managing underwriter, if any, and their respective

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

      counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Shareholders or any managing underwriter reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi),
      (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

                (vii) cooperate with the Shareholders and each managing underwriter, if any, and their respective counsel to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as any managing underwriter may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

                (viii) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

                (ix) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

                (x) in the event of any Underwritten Offering, enter into and perform its obligations under a customary underwriting agreement with the managing underwriter of such Underwritten Offering; and

                (xi) upon reasonable notice and during normal business hours, provide reasonable access to the Company's personnel and auditors for the purpose of permitting the Shareholders to conduct due diligence in connection with any such Registration Statement.

            As a condition precedent to the participation in any registration hereunder, the Company may require the Shareholders as to which any such registration is being effected to furnish to the Company such information regarding such Shareholders and the distribution of Registrable Securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

            (b) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, or upon receipt of a Delay Notice, the Shareholders will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) the Shareholders are advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) the Shareholders receive copies of any required supplemented or amended Prospectus, or until the Shareholders are advised in writing by the Company that the use of the Prospectus may be resumed; provided, however, that the Company shall use its

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commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (6) of Section 5(a)(ii) hereof. If so directed by the Company, on the happening of such event, the Shareholders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Shareholders' possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            Section 6. Holdback Agreements.

            (a) Hold-Back Election. In the case of the registration of any primary Underwritten Offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) or any secondary Underwritten Offering initiated at the request of a Requesting Securityholder, the Shareholders agree that if they are requested to do so by any managing underwriter, then the Shareholders shall not effect any sale or distribution of securities of the Company, or options warrants, puts or calls with respect to securities of the Company, except as part of such Underwritten Offering, during the period beginning ten (10) days prior to the closing date of such Underwritten Offering and ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by such managing underwriter).

            (b) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 hereof, if the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other material development involving the Company or any subsidiary, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary) be materially disadvantageous (a "Material Development Condition") to the Company to proceed with such Registration Statement, then the Company shall, notwithstanding any other provisions of this Undertaking, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to Donald R. Harkleroad, as the Representative of the Shareholders, (i) to cause sales of Registrable Securities by the Shareholders pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or
(iii) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition shall be disclosed or no longer exists (notice of which the Company shall promptly deliver to Donald R. Harkleroad, as the Representative of the Shareholders). Notwithstanding the foregoing provisions of this Section 6(b),
(1) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than one hundred and twenty (120) consecutive days from the giving of its Delay Notice to the Shareholders with respect to such Material Development Condition, as above provided; and (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement covering

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the Registrable Securities to be filed with the Commission as soon as reasonably practicable after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such one hundred and twenty (120) day period.

            Section 7. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Undertaking, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Shareholders, out-of-pocket expenses incurred by the Shareholders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

            Section 8. Indemnification.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Shareholders, their officers, directors, stockholders, partners, members, employees, advisors and agents, and each Person who controls the Shareholders (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (including any such statements or omissions incorporated by reference therein) (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Shareholders or any underwriters for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Shareholders, if so requested, provided that the underwriters indemnify the Company to the same extent as the Shareholders do pursuant to Section 8(b) hereof with respect to information provided to the Company by such underwriters.

            (b) Indemnification by the Shareholders. In connection with any Registration Statement in which the Shareholders are participating, the Shareholders will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, severally and not jointly, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against

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all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading to the extent that such untrue statement or omission is caused by or contained in any information or affidavit so furnished in writing by the Shareholders to the Company. The Company and the other persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any Prospectus or Registration Statement. The Shareholders shall not be required to provide indemnification or contribution hereunder in excess of an amount equal to the net proceeds to the Shareholders from the disposition of the Registrable Securities disposed of by the Shareholders pursuant to such Registration Statement.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel of such indemnifying Person's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying Person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified Person in a timely manner or (B) in the reasonable judgment of any such indemnified Person, based upon a written opinion of its counsel, a conflict of interest may exist between such indemnified Person and the indemnifying Person with respect to such claim (in which case, if the indemnified Person notifies the indemnifying Person in writing that such indemnified Person elects to employ separate counsel at the expense of the indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such claim on behalf of such indemnified Person, provided such separate counsel is reasonably satisfactory to the indemnifying Person). The indemnifying Person will not be subject to any liability for any settlement made without its consent. No indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of such claim or litigation. An indemnifying Person who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one
(1) local counsel if required in a specific instance) for all Persons indemnified by such indemnifying Person with respect to such claim.

            (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) hereof is unavailable to an indemnified Person or is insufficient to hold it harmless as contemplated by Section 8(a) and
Section 8(b) hereof, then the indemnifying Person shall contribute to the amount paid or payable by the indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying Person and the indemnified Person, but also the relative fault of the indemnifying Person and the indemnified Person, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or the omission relates to information supplied

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by the indemnifying Person or Persons, on the one hand, or the indemnified
Person or Persons, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

            (e) Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Underwritten Offering conflict with the foregoing, the provisions of such underwriting agreement shall control.

            Section 9. Participation in Underwritten Registrations. The Shareholders may not participate in any Underwritten Offering of the Registrable Securities hereunder unless they (i) agree to sell the Registrable Securities included therein on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) complete and execute all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein. The Company may designate the managing underwriter of the Merger Registration, subject to the consent of a majority of the Shareholders which shall not be unreasonably withheld or delayed.

            Section 10. Amendments and Waivers. The provisions of this Undertaking, including the provisions of this Section 10, may only be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may only be given, if such amendment, modification or waiver is in writing and duly executed by the Company and the Shareholder to be bound thereby; provided, however, that if a majority in interest of the Shareholders agree thereto, such amendment, modification or waiver shall be binding upon and enforceable against all of the Shareholders and their respective successors and assigns. No waiver of any provision of this Undertaking shall constitute a waiver of any other provision of this Undertaking and no waiver on one occasion shall constitute a waiver on any future occasion with respect to the same or any other provision of this Undertaking.

            Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

            (a) If to the Shareholders, at the most current address given by the Shareholders to the Company, in accordance with the provisions of this
      Section 11, which addresses (including facsimile number) initially are set forth next to each Shareholder's name on Schedule I to this Undertaking.

            (b) If to the Representative, initially at Suite 100, 6801 Governors Lake Parkway, Norcross, Georgia 30071, facsimile No.: (678) 291-9721, and thereafter at such other address or facsimile number as may be designated from time to time by notice given in accordance with the provisions of this Section 11, in each case with a copy to the

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     Shareholders, provided that any defect in the mailing of any such notice to any Shareholder, or the failure of any Shareholder to receive any such notice, shall not affect the validity or effectiveness of any notice given to the Representative.

            (c) If to the Company, initially at 805 Third Avenue, New York, NY 10022, attention: Tom Stallings, Chief Executive Officer, facsimile No.:
      (212) 271-2569, and thereafter at such other address, person's attention or facsimile number as may be designated from time to time by notice given in accordance with the provisions of this Section 11, with copies to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, attention: Peter S. Kolevzon, Esq., facsimile No.: (212) 715-8000.

            (d) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, facsimile, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and
      (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

            Section 12. Headings. The headings in this Undertaking are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 13. Governing Law. THIS UNDERTAKING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

            Section 14. Jurisdiction; Forum; Waiver of Trial by Jury. The Company and each Shareholder consent and submit to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Undertaking. The Company and each Shareholder waive any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Undertaking may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. The Company and each Shareholder agree that personal service of process may be effected by any of the means specified in Section 11 hereof, addressed to such Person. The foregoing shall not limit the rights of the Company or any Shareholder to serve process in any other manner permitted by law. THE COMPANY AND EACH SHAREHOLDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING.

            Section 15. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other


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

respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            Section 16. Successors and Assigns; No Third Party Beneficiaries. This Undertaking shall inure to the benefit of and be binding upon the Company and each Shareholder. Except as otherwise expressly provided in Section 8 hereof, this Undertaking shall not confer any rights or remedies upon any Person other than the Company and each Shareholder and their respective heirs, personal representatives, legatees, successors and permitted assigns.

            Section 17. Entire Agreement. This Undertaking is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Undertaking supersedes all prior agreements and understandings, whether written or oral, between or among the Company and the Shareholders with respect to such subject matter.

            Section 18. Shareholder Consent. By accepting receipt of Registrable Securities pursuant to the Merger Agreement, each Shareholder consents to and agrees to be bound by each of the foregoing provisions of this Undertaking and covenants and agrees to perform all of the obligations of the Shareholders set forth herein.

            Section 19. Agreement of the Shareholders; Appointment of Representative. Each of the Shareholders, by accepting certificates for ICC Shares as a result of the Merger, hereby agrees to be bound by the terms, provisions and agreements contained in the foregoing undertaking and hereby appoints Donald R. Harkleroad as its Representative hereunder.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company has executed this Registration Rights Undertaking for the benefit of the Shareholders as of the date first written above.



                                    INTERNET COMMERCE CORPORATION


                                    By: /s/ Tom Stallings
                                       ------------------------------
                                       Name:  Tom Stallings
                                       Title: Chief Executive Officer




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


                                   Schedule I

 ------------------------------------------------------------------------------
 Shareholder             Address                         Fascimile Number
 ------------------------------------------------------------------------------
 John Bell               610 Blue Teal Ct.               (770) 391-0550
                         Atlanta, GA  30327
 ------------------------------------------------------------------------------
 The Bristol Company     Suite 100                       (678) 533-9000
                         6801 Governors Lake Parkway
                         Norcross, GA  30071
 ------------------------------------------------------------------------------
 Timothy J. O'Neill      4323 W. Gulf Dr.                (770) 953-0991
                         Sanibel, FL  33957
 ------------------------------------------------------------------------------
 John H. McDonald        4100 Paces Walk #1208           (678) 305-0206
                         Atlanta, GA  30339
 ------------------------------------------------------------------------------




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